Exhibit 99.2

Press Release

CUI Global Sells Electromechanical Components Business

- Company Retains Larger Power Business and Investment in Virtual Power Systems -

Company Release - 10/1/2019 5:00 AM ET

TUALATIN, Ore., Oct. 1, 2019 /PRNewswire/ -- CUI Global, Inc. (NASDAQ: CUI) (the "Company" or "CUI Global") announced that it has completed the sale of the electromechanical components business of its Power and Electromechanical segment (P&EM) to a private entity for total consideration of $15 million, comprised of approximately $4.7 million cash paid at closing, the retirement of approximately $5.3 million promissory note, and a guaranteed five-year earnout receivable note of $5.0 million issued by the buyer to CUI Global. The electromechanical business accounted for approximately 36% of P&EM segment revenues of $76.4 million in 2018. Upon the closing of the transaction CUI Global will retain within the P&EM segment its Power business, including an approximate 20% equity interest in Virtual Power Systems.

The transaction is a step in CUI Global's previously announced transformation plan to reshape the Company into a diversified energy infrastructure services provider to North American energy market segments through an aggressive acquisition strategy that leverages the traction that CUI Global's Orbital energy segment has gained with North American oil and gas customers.

"The sale of our electromechanical business puts us on a path to divesting other, non-core business within the P&EM segment, strengthens our balance sheet, and will contribute to the buildout of a diversified energy services platform," stated William Clough, president and CEO of CUI Global. "We remain committed to utilizing CUI Global as the public company platform through which to aggregate energy and telecommunications infrastructure operators to create a new market entrant in the North American energy services industry."

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT® platform targeting the energy sector, to CUI Inc.'s advanced power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders can participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most important, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: http://www.cuiglobal.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

External IR Counsel:
LHA Investor Relations
Sanjay M. Hurry
T: 212-838-3777
cuiglobal@lhai.com

SOURCE CUI Global, Inc.